                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                        Date of Report: January 30, 2001

                                XTRA Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       1-7654                      06-0954158
--------------------------------------------------------------------------------
State of incorporation             (Commission                  (IRS Employer
   of organization                 File Number)              Identification No.)

   200 Nyala Farms Road, Westport, CT                               06880
--------------------------------------------------------------------------------
(Address of principal executive offices)                          Zip Code


Registrant's telephone number including area code: (203) 221-1005
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5 - Other Events:
----------------------


On January 25, 2001, XTRA Corporation issued a press release disclosing certain financial information for the first fiscal quarter ended December 31, 2000, which financial information is contained herein on pages 3-5.

                       XTRA CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED INCOME STATEMENTS
                (Millions of dollars, except per share amounts)
                                  (unaudited)

                                                               Three Months Ended
                                                                   December 31,
                                                               ------------------
                                                                  2000    1999
                                                                  -----   -----
Revenues                                                          $ 123   $ 127

Operating expenses
  Depreciation on rental equipment                                   38      38
  Rental equipment lease financing expense                            2       1
  Rental equipment operating expense                                 27      28
  Selling and administrative expense                                 14      12
                                                                  -----   -----
                                                                     81      79
                                                                  -----   -----

    Operating income                                                 42      48

Interest expense                                                     15      15
                                                                  -----   -----

    Income before provision for income taxes and unusual item        27      33

Unusual item: income related to acquisition break-up fee              2       -
                                                                  -----   -----

    Pretax income                                                    29      33

Provision for income taxes                                           11      13
                                                                  -----   -----

Net income                                                        $  18   $  20
                                                                  =====   =====

Basic earnings per common share                                   $1.55   $1.61
Basic common shares outstanding (in millions)                      11.7    12.6

Diluted earnings per common share                                 $1.55   $1.61
Diluted common shares outstanding (in millions)                    11.7    12.6

                       XTRA CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Millions of dollars)

                                                       December 31,
                                                          2000        September 30,
                                                       (Unaudited)        2000
                                                       ------------   -------------
Assets

  Property and Equipment, net                             $1,412         $1,432

  Receivables, net                                           128            116

  Other Assets                                                23             18
                                                          ------         ------

    Total Assets                                          $1,563         $1,566
                                                          ======         ======


Liabilities and Stockholders' Equity

Liabilities

  Debt                                                    $  774         $  788

  Deferred Income Taxes                                      363            352

  Other Liabilities                                           57             65

Stockholders' Equity                                         369            361
                                                          ------         ------

    Total Liabilities & Stockholders' Equity              $1,563         $1,566
                                                          ======         ======


Net Debt Outstanding                                      $  767         $  786
                                                          ======         ======

                       XTRA CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of dollars)
                                  (Unaudited)

                                                             Three Months
                                                           Ended December 31,
                                                             2000      1999
                                                             ----      ----
Cash Provided from Operations (1)                            $ 62      $ 75


Cash Used for Investment Activities (2)                       (31)      (37)


Cash Used for Financing Activities                            (12)      (30)
                                                             ----      ----


Decrease in Net Debt Outstanding
  (Debt - Cash)                                              $ 19      $  8
                                                             ====      ====


(1) The three months ended December 31, 1999 includes $10 million of sale proceeds from equipment purchased in the prior fiscal year and refinanced as a part of a $34 million, 10-year operating lease agreement entered into during the first quarter of fiscal 2000.

(2) The three months ended December 31, 1999 excludes $24 million of equipment financed under the 10-year off-balance sheet operating lease.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                XTRA CORPORATION
                                     -------------------------------------
                                                  (Registrant)






Date:     January 30, 2001                   /s/ Michael J. Soja
      -------------------------      -------------------------------------
                                                  Michael J. Soja
                                                  Vice President and
                                                  Chief Financial Officer